Exhibit 10.2

WAIVER

Reference is made to the letter agreement, dated July 31, 2024 (the “Insider Letter), among M3-Brigade Sponsor V LLC (the “Sponsor”), M3-Brigade Acquisition V Corp. (the “SPAC”), Mohsin Meghji, Matthew Perkal, Chris Chaice, Charles Garner, Frederick Arnold, Benjamin Fader Rattner and Eric Greenhaus.

The Sponsor desires to transfer (the “Sponsor Securities Sale”) all of its Class B ordinary shares and private placement warrants in the SPAC to MI7 Sponsor, LLC, a Delaware limited liability company (the “Purchaser”). Cantor Fitzgerald & Co. (“Cantor”) desires to transfer (together with the Sponsor Securities Sale, the “Securities Sale”) all of its private placement warrants in the SPAC to Purchaser.

In order to effectuate the Securities Sale, the Sponsor and Cantor will require a waiver of the provisions of Section 7 of the Insider Letter.

For good and valid consideration, the receipt of which hereby is acknowledged, the parties hereto hereby agree to irrevocably waive the provisions of Section 7 of the Insider Letter to the extent, but only to the extent, necessary or desirable to facilitate the Securities Sale.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Waiver in New York, New York as of this 27th day of May, 2025.

M3-BRIGADE SPONSOR V LLC		M3-BRIGADE ACQUISITION V CORP.

By:	M3-Brigade Acquisition
Partners V Corp., its general partner

By:	/s/ Mohsin Y. Meghji	By:	/s/ Charles H. F. Garner
Name:	Mohsin Y. Meghji	Name:	Charles H. F. Garner
Title:	Chief Executive Officer	Title:	Executive Vice President

/s/ Mohsin Y. Meghji	/s/ Matthew Perkal
Mohsin Y. Meghji	Matthew Perkal

/s/ Chris Chaice	/s/ Charles H. F. Garner
Chris Chaice	Charles H. F. Garner

/s/ Frederick Arnold	/s/ Benjamin Fader Rattner
Frederick Arnold	Benjamin Fader Rattner

/s/ Eric Greenhaus
Eric Greenhaus

ACKNOWLEDGED AND AGREED:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking